HYTEK MICROSYSTEMS, INC. EXHIBIT 10.3

                DIRECTOR'S NONSTATUTORY STOCK OPTION AGREEMENT

                               (Subsequent Option)





         Hytek Microsystems, Inc., a California corporation (the "Company"), has granted to ________________________(the "Optionee") an option to purchase a total of 5,000 shares of the Company's Common Stock (the "Optioned Stock"), at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the 1991 Directors' Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.



         1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.



         2. Exercise Price. The exercise price is $____ for each Share, which is 100% of the fair market value of the Common Stock on the date of grant of this Option, as determined in accordance with the Plan.



         3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:


                  (a)      Right to Exercise.


                           (i)      This Option shall  become  exercisable
cumulatively in installments, to the extent of approximately one-twelfth of the Optioned Stock subject to the Option on per month following the date of grant of this Option specified on the signature page, as follows:

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Number of Months After        Number of Shares        Cumulative Number of
      Grant Date            Becoming Exercisable       Shares Exercisable
          1                         416                           416
          2                         417                           833
          3                         417                         1,250
          4                         416                         1,666
          5                         417                         2,083
          6                         417                         2,500
          7                         416                         2,916
          8                         417                         3,333
          9                         417                         3,750
          10                        416                         4,166
          11                        417                         4,583
          12                        417                         5,000
                                  -----
                   TOTAL          5,000

However, in no event shall this Option be exercisable until shareholder approval of the amendment to the Plan approved by the Board on September 11, 1997 has been obtained.

                           (ii)     This Option may not be exercised for a
fraction of a Share.

                           (iii)    In the event of the  Optionee's  termination
of service as a Director due to death or any other reason, the exercisability of this Option is governed by Sections 4 and 5 of this Agreement.


                  (b) Method of Exercise. This Option shall be exercisable by written notice, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements, if any, as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.


                  (c) Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                           (i)      cash;

                           (ii)     check; or

                           (iii) surrender of other Shares of Common Stock of the Company, which either (A) have been owned by the Optionee for more than six months on the date of surrender or (B) were not acquired, directly or indirectly, from the Company, and which have a fair market value on the date of surrender equal to the exercise price of the Shares with respect to which the Option is being exercised.


                  (d) Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.


         4. Termination of Status as a Director. If the Optionee ceases to serve as a Director, he or she may, but only within one year after the date he or she ceases to be a Director of the Company, exercise this Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, this Option shall be cancelled as of such date. To the extent that the Optionee does not exercise this Option with respect to the exercisable Shares within the time specified herein, the Option shall be cancelled at the end of such time.


         5.       Death of Optionee.


                  (a) Death While Serving as a Director. In the event of the death of the Optionee during the term of this Option while still serving as a Director, this Option may be exercised, at any time within one year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance. In such case, the exercisability of this Option shall be accelerated in full such that it shall be exercisable during such one-year period with respect to all Shares subject to the Option. To the extent that this Option is not exercised with respect to the exercisable Shares subject hereto within the time specified herein, this Option shall be cancelled as of the end of such time.


                  (b) Death after Termination. In the event of the death of the Optionee within one year after the Optionee's termination of Continuous Status as a Director, this Option may be exercised, at any time within one year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. To the extent that this Option is not exercised with respect to the exercisable Shares subject hereto within the time specified herein, this Option shall be cancelled as of the end of such time.


         6. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by the Optionee does not constitute a transfer. This Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 6. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.


         7. Term of Option. This Option may not be exercised more than ten years from the date of grant hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option. Notwithstanding the provisions of Sections 4 and 5 hereof, in no event may this Option be exercised after its ten-year term has expired.


         8. Taxation Upon Exercise of Option. The Optionee understands that exercise of this Option will result in the recognition of income for tax purposes either on such exercise date or at a later time within six months after such exercise, which income will be in an amount equal to the excess of the fair market value on the applicable tax date of the Shares purchased over the exercise price paid for such Shares. Because the application of the tax laws and regulations to persons who are subject to Section 16(b) of the Exchange Act is complex, the Optionee is advised to contact a tax advisor at the time of exercise concerning the effect of the tax laws on such exercise and the desirability of filing an 83(b) election in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the fair market value of the Shares on the date of exercise of the Option, to the extent not already included in income, will be treated as capital gain or loss.

DATE OF GRANT:  ______________, 199__


                                                     HYTEK MICROSYSTEMS, INC.,
                                                     a California corporation


                                                     By:________________________

                                                     Title:_____________________

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                              CONSENT OF SPOUSE
                              -----------------

         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                                     Spouse of Optionee

                           ACKNOWLEDGEMENT OF OPTION
                           -------------------------

          The Optionee acknowledges receipt of the Option and a copy of the Plan. The Optionee represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


         Dated: _________________, 199_


                                                     ___________________________
                                                     Optionee